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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT


                                                Jurisdiction of
           Name                          Incorporation or Organization
  -------------------------              -----------------------------

    Timber Holdings L.P.                           Delaware